EXHIBIT 5


                                              August 9, 2006

New Brunswick Scientific Co., Inc.
44 Talmadge Road
Edison, New Jersey 08818-4005

Re:  New Brunswick  Scientific  Co.,  Inc.
     Employee Stock Purchase Plan (as amended)
     -----------------------------------------

Ladies and Gentlemen:

     We refer you to the proposed Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1993, of New Brunswick Scientific Co., Inc. (the "Company") pertaining to the offer and sale by the Company of 131,702 shares of the Company's Common Stock, $0.0625 par value (the "Common Shares") pursuant to options granted from time to time under the Company's Employee Stock Purchase Plan (as amended) (the "Plan").

     We have acted as counsel to the Company in connection with the Registration Statement. In such capacity, we have examined the Registration Statement, copies of the Company's Certificates of Incorporation and amendments thereto, the Plan, certificates of officers of the Company and of public officials and such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.

     Based upon the foregoing examination, it is our opinion that upon the issuance of certificates evidencing the Common Shares and delivery thereof in exchange for payment of the option prices set forth under the Plan from time to time, and upon satisfaction of all other conditions, if any, applicable to such issuance, then the Common Shares shall be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the prospectus included in such Registration Statement under the heading "Legal Matters."


                                        Very truly yours,

                                        NORRIS, McLAUGHLIN & MARCUS, P.A.

                                        /s/ PETER D. HUTCHEON

                                        PETER D. HUTCHEON
                                        A Member of the Firm



                                   Exhibit 5